News Release

Exhibit 99.1
Contact Information:
Rajeev Lalwani    Jim Burke
Investor Relations    Media Relations
Rajeev.Lalwani@L3Harris.com     Jim.Burke@L3Harris.com
321-727-9383    321-727-9131

L3Harris Technologies Completes Sale of Airport Security and
Automation Business to Leidos for $1 Billion

MELBOURNE, Fla., May 4, 2020 — L3Harris Technologies (NYSE:LHX) today completed the previously announced sale of its airport security and automation business to Leidos (NYSE:LDOS) for $1 billion.

With annual revenues of approximately $500 million, L3Harris’ Security & Detection Systems and MacDonald Humfrey Automation solutions are used by the aviation and transportation industries, regulatory and customs authorities, government and law enforcement agencies, and commercial and other high-security facilities.

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com.

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